FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased

Under the Trust’s Rule 10f-3 Procedures

1.

Name of Purchasing Portfolio: BlackRock National Municipal Fund (BR-NATL), BlackRock Municipal Insured Fund (BR-INSRD), BlackRock Apex Municipal Fund, Inc. (APX), BlackRock MuniAssets Fund, Inc. (MUA), BlackRock Municipal Income Trust II (BLE), BlackRock MuniHoldings Fund, Inc. (MHD),  BlackRock MuniYield Fund, Inc. (MYD), BlackRock MuniYield Insured Fund, Inc. (MYI), BlackRock Florida Municipal Bond Fund (BR-FL), BlackRock MuniHoldings Florida Insured Fund, Inc. (MFL), BlackRock MuniYield Florida Insured Fund, Inc. (MFT), BlackRock MuniHoldings Insured Fund II, Inc. (MUE), BlackRock MuniHoldings Insured Fund, Inc. (MUS), BlackRock MuniYield Florida Fund, Inc. (MYF), BlackRock MuniYield Insured Fund, Inc. (MYI), The BlackRock Florida Investment Quality Municipal Trust (RFA), BlackRock Bond Allocation Target Shares: Series N Portfolio (BATSN)

2.

Issuer:   Miami-Dade County, Florida

3.

Date of Purchase: 06/05/2008

4.

Underwriter from whom purchased:  Banc of America Securities LLC

5.

Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate: Merrill Lynch & Co.

a.

List Members of Underwriting Syndicate:

Banc of America Securities LLC, Estrada Hinojosa & Company, Inc., JPMorgan, Merrill Lynch & Co., Rice Financial Products Company, Butler Wick & Co., Inc., Goldman, Sachs & Co., Jackson Securities, Lehman Brothers, Loop Capital Markets, LLC, M.R. Beal & Company, Raymond James & Associates, Inc., Siebert Brandford Shank & Co., LLC, Wachovia Bank, National Association

6.

Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)):  (BR-NATL) $12,505,000 out of $600,000,000; (BR-INSRD) $12,495,000 out of $600,000,000; (APX) $6,130,000 out of $600,000,000; (MUA) $8,870,000 out of $600,000,000; (BLE) $2,855,000 out of $600,000,000; (MHD) $1,795,000 out of $600,000,000; (MYD) $5,150,000 out of $600,000,000; (MYI) $4,200,000 out of $600,000,000; (BR-FL) $1,400,000 out of $600,000,000; (MFL) $11,400,000 out of $600,000,000; (MFT) $2,400,000 out of $600,000,000; (MUE) $6,700,000 out of $600,000,000; (MUS) $3,900,000 out of $600,000,000; (MYF) $3,900,000 out of $600,000,000; (MYI) $15,000,000 out of $600,000,000; (RFA) $300,000 out of $600,000,000; (BATSN) $500,000 out of $600,000,000

 7.

Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered):  $99,500,000 out of $600,000,000

8.

Purchase price (net of fees and expenses):  102.514 in 2024, 102.274 in 2025, 102.035 in 2026, 101.796 in 2027, 101.194 in 2028, 98.071 in 2033, 97.621 in 2038, 100.77 in 2041

9.

Date offering commenced (if different from Date of Purchase):

10.

Offering price at end of first day on which any sales were made:

11.

Have the following conditions been satisfied:

Yes

No

a.

The securities are part of an issue registered under

the Securities Act of 1933, as amended, which

is being offered to the public, or are Eligible Municipal

Securities, or are securities sold in an

 Eligible Foreign

Offering or are securities sold in an Eligible Rule 144A

Offering or part of an issue of government

securities.

_X__

___

b.

The securities were purchased prior to the

end of the first day on which any sales

were made, at a price that was not more

than the price paid by each other

purchaser of securities in that offering

or in any concurrent offering of the

securities (except, in the case of an

Eligible Foreign Offering, for any rights

to purchase required by laws to be granted

to existing security holders of the

Issuer) or, if a rights offering, the

securities were purchased on or before the

fourth day preceding the day on which the

rights offering terminated.

_X__

___

c.

The underwriting was a firm commitment

underwriting.

_X__

___

d.

The commission, spread or profit was

reasonable and fair in relation to that

being received by others for underwriting

similar securities during the same period.

_X__

____

e.

In respect of any securities other than

Eligible Municipal Securities, the issuer

of such securities has been in continuous

operation for not less than three years

(including the operations of predecessors).

_X__

___

a.

Has the affiliated underwriter confirmed

that it will not receive any direct or indirect

benefit as a result of BlackRock's participation

in the offering?

_X__

___

Received from:   ___ Janine Bianchino__ _

 Date:       _6/25/08__

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